EXHIBIT 99.2

Court Sets Hearing Date for Diomed Preliminary Injunction Against Total Vein Solutions

Press Release

ANDOVER, Mass.--(BUSINESS WIRE)--Jan. 14, 2008--Diomed Holdings, Inc. (AMEX: DIO - News), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) for varicose veins, today announced that the court has set January 18, 2008 as the date to hear Diomed's request for a preliminary injunction against Total Vein Solutions in its continuing efforts to enforce its U.S. Patent Number 6,398,777 covering the endovascular laser treatment of varicose veins.

Diomed commenced legal action in the U.S. Federal District Court for the District of Massachusetts against Total Vein Solutions seeking injunctive relief and damages for infringement of Diomed's '777 patent in 2004. In a separate 2006 hearing against defendants AngioDynamics, Inc. and Vascular Solutions, Inc., Judge Gorton of the same Federal District Court ruled that Diomed's '777 patent is both valid and enforceable. In the trial ending on March 28, 2007, the jury found the defendants liable for both inducing infringement and contributory infringement of Diomed's patent. Judge Gorton subsequently granted Diomed a permanent injunction against both defendants and awarded Diomed a total of $14.7 million in damages.

"We have been pleased with the court's previous rulings which prohibit two of our competitors from selling their infringing lasers and disposable products," said James A. Wylie, President and CEO of Diomed. "Now that the court has found Diomed's patent to be valid and enforceable and a jury has found competing contact-based laser fiber systems to infringe, we believe that an immediate injunction of Total Vein Solutions' sales of such infringing products would be timely and appropriate."

About Diomed

Diomed develops and commercializes minimal and micro-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed's EVLT(R) laser vein ablation procedure is used in varicose vein treatments. Diomed also provides photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for its EVLT(R) laser vein treatment, the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

EVLT(R) is a registered trademark of Diomed Inc., Andover, MA.

Safe Harbor

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our 2006 Annual Report on Form SEC 10-KSB (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 19 through 34 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

CONTACT: Diomed Holdings, Inc.
Christopher J. Geberth, 866-4DIOMED
VP Finance
cgeberth@diomedinc.com
or
Burns McClellan, Investor Relations
Carney Noensie, 212-213-0006
cnoensie@burnsmc.com

SOURCE: Diomed Holdings, Inc.